Exhibit 99.1

     Analysis of Heart Attack Patients Suggests Safety Benefit of Thrombus
                Removal before Placement of Drug Eluting Stents;
       Dr. Sianos of Rotterdam's Thoraxcentre Presents Findings at EuroPCR
                               Conference in Paris

     MINNEAPOLIS--(BUSINESS WIRE)--May 18, 2006--Possis Medical, Inc. (NASDAQ:POSS) announced today that an important new analysis of clinical experience involving its proprietary AngioJet(R) Thrombectomy System was presented this week at the EuroPCR medical conference in Paris.
     When large blood clots (thrombus) are removed from coronary arteries using AngioJet thrombectomy prior to placement of drug eluting stents, patient outcomes are improved, according to findings presented to EuroPCR attendees by Dr. Georgios Sianos, M.D., interventional cardiologist at the world-renowned Thoraxcentre at Erasmus University in Rotterdam, The Netherlands.
     Dr. Sianos discussed a retrospective analysis of 900 patients who presented with acute myocardial infarction (AMI), or heart attack, and received immediate treatment with primary angioplasty and drug-eluting stent (DES) implantation. Of these patients, 30 percent were determined to have large thrombus. Out to two years after their treatment, these patients had a higher frequency of subsequent serious cardiac complications than the patients presenting with small thrombus, confirming that large thrombus is a serious risk factor for heart attack victims. Based on the data, Dr. Sianos proposed a new simplified and clinically validated thrombus classification in AMI patients.
     Additional examination of the large thrombus patient group showed that of those who were stented without first removing the thrombus, 8.2 percent experienced in-stent thrombosis (thrombotic blockage inside the stent) during follow-up out to two years. This is a serious and potentially fatal complication that requires immediate treatment.
     The analysis also revealed very encouraging findings in the group of patients with large thrombus who received AngioJet thrombectomy before drug eluting stent placement. "With two years of follow-up, the patients with large thrombus who were treated with rheolytic thrombectomy therapy prior to stenting had no occurrence of in-stent thrombosis," said Dr. Sianos. He concluded, "Thrombus removal is highly advised in patients with AMI and large thrombus burden before DES implantation." These results are expected to reach the medical literature soon.
     Bob Dutcher, President and CEO of Possis Medical, manufacturer of the AngioJet(R) Rheolytic(TM) Thrombectomy System used to treat the Thoraxcentre patients said, "These results are important to interventionalists and their patients with acute myocardial infarction treated with drug eluting stents. It reinforces other research findings that identify thrombus as a significant risk factor for subsequent complications and strongly suggests that, in the setting of a heart attack, removing large thrombus before treatment with drug-eluting stents produces safer long-term outcomes."
     Possis Medical, Inc., develops, manufactures and markets pioneering medical devices for the large and growing endovascular treatment markets.
     Certain statements in this press release constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to clinical studies and outcomes, are based on our current expectations and assumptions and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. A discussion of these and other factors that could impact the Company's future results are set forth in the cautionary statements included in Exhibit 99 to the Company's Form 10-K for the year ended July 31, 2005, filed with the Securities and Exchange Commission.


    CONTACT: Possis Medical, Inc., Minneapolis
             Jules L. Fisher, 763-450-8011
             Jules.Fisher@possis.com